EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                                 April 11, 2001

Contact:
Daryl G. Byrd, President and CEO  (337) 267-4458 Ext. 4708
John R. Davis, Senior Executive Vice President (919) 676-7641


            IBERIABANK CORPORATION REPORTS RECORD OPERATING EARNINGS
                               (NASDAQ/NMS: IBKC)


     NEW IBERIA, LOUISIANA -- IBERIABANK Corporation, the holding company of the 114-year-old IBERIABANK (http://www.iberiabank.com), announced record operating earnings for the first quarter of this year. For the quarter ended March 31, 2001, the Company earned $3.5 million, an 18% increase over the same period in 2000. On a per share basis, the Company earned $0.57 per diluted share, up 18% from the same period last year, exceeding average analyst expectations by approximately $0.01 per share.

     Daryl Byrd, President and CEO of IBERIABANK Corporation, remarked, "the financial markets experienced tremendous turmoil during the first quarter. In contrast, our Company continues to experience record operating earnings. We firmly believe that improvements in profitability lead to improved shareholder value. Over the last 52 weeks, our stock price increased 71%, while the S&P 500 Index dropped 24%. We continue to be a shareholder-driven company with an emphasis on staying close to our clients."

     Total assets at March 31, 2001, were $1.4 billion. Compared to year-end 2000, non-mortgage loans increased $8 million, or approximately 4% on an annual basis, while deposits grew $53 million, or approximately 19% on an annualized basis.

     Return on average equity was 10.87% for the first quarter of 2001, down slightly from 10.96% for the fourth quarter of 2000, but up from 10.26% for the first quarter of 2000. The net interest margin for the quarter ended March 31, 2001, was 3.95%, compared to 3.90% reported in both the first and fourth quarters of 2000. The Company's tangible efficiency ratio improved to 55.8% in the most recent quarter, an improvement of 550 basis points compared to 61.3% one-year prior.

     Nonperforming assets consisting of nonaccruing loans, accruing loans more than 90 days past due, and foreclosed property, amounted to $9.0 million or 0.65% of total assets at March 31, 2001, compared to $8.0 million or 0.57% of total assets at December 31, 2000. The allowance for loan losses was 1.10% of loans at March 31, 2001, compared to 1.09% at year-end 2000. The allowance for loan losses as a percentage of nonperforming loans was 118% at March 31, 2001, compared to 136% at December 31, 2000.

     Book value, or shareholders' equity, per share at March 31, 2001, was $21.86 and tangible book value per share was $15.60. These figures were up 17% and 22%, respectively, from one-year prior. The Company's Tier 1 Leverage Ratio was 7.07% at March 31, 2001, up from 6.67% at year-end 2000. On December 13, 2000, the Company announced the completion of the February 17, 2000 share repurchase program for 300,000 shares of common stock. On that date, the Board of Directors authorized a new share repurchase program. The new program authorized the repurchase of up to 300,000 additional shares of IBERIABANK Corporation common stock. Since the December 13, 2000 announcement, no shares have been purchased under the new program.

     IBERIABANK operates 23 offices located in south central Louisiana, 11 offices located in northeast Louisiana, and 7 offices located in the greater New Orleans area.

     To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. IBERIABANK Corporation's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission.


                            FINANCIAL TABLES ATTACHED

                             IBERIABANK CORPORATION
                              FINANCIAL HIGHLIGHTS
                  (Dollars in thousands, except per share data)

                                                                 FOR THE THREE MONTHS ENDED
                                                                         MARCH 31
                                                    ----------------------------------------
                                                       2001                  2000             % CHANGE
--------------------------------------------------------------------------------------------------------

INCOME DATA
        Net Income                                $     3,491          $      2,955               18%
        Net Interest Income                            12,757                12,371                3%

PER SHARE DATA
        Net Income - Basic                        $      0.59          $       0.48               23%
        Net Income - Diluted                             0.57                  0.48               18%
        Cash Earnings - Diluted                          0.67                  0.59               14%

        Book Value (End of Period)                      21.86                 18.65               17%
        Tangible Book Value (End of Period)             15.60                 12.09               29%
        Cash Dividends                                   0.17                  0.16                6%

AVERAGE BALANCES
        Loans                                     $   934,829          $    855,758                9%
        Earning Assets                              1,288,283             1,261,168                2%
        Total Assets                                1,377,952             1,354,588                2%
        Deposits                                    1,160,993             1,122,490                3%
        Shareholders' Equity                          130,215               115,880               12%
        Shares Outstanding - Diluted (000s)             6,126                 6,100                -

KEY RATIOS
        Return on Average Assets                         1.03%                 0.88%
        Return on Average Equity                        10.87%                10.26%
        Net Interest Margin (Tax-equivalent Basis)       3.95%                 3.90%
        Net Charge-Offs to Average Loans                 0.27%                 0.13%
        Tangible Efficiency Ratio                        55.8%                 61.3%
        Average Loans to Average Deposits                80.5%                 76.2%
        Nonperforming Assets to Total Assets             0.65%                 0.28%
        Allowance For Loan Losses to Loans               1.10%                 1.02%
        Tier 1 Leverage Ratio                            7.07%                 6.48%

                             IBERIABANK CORPORATION
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (Dollars in thousands)

                                                                  For The Three Months
             INCOME STATEMENT                                       Ended March 31,
             ----------------                         ---------------------------------------
                                                           2001         2000     % Change
                                                           ----         ----     --------
Interest Income                                        $   25,787   $   24,655       4.6 %
Interest Expense                                           13,030       12,284       6.1 %
                                                       ----------   ----------   ------------
Net Interest Income                                        12,757       12,371       3.1 %
Provision For Loan Losses                                     714          481      48.4 %
                                                       ----------   ----------   ------------
Net Interest Income After Provision                        12,043       11,890       1.3 %
   For Loan Losses
Noninterest Income                                          3,223        3,159       2.0 %
Noninterest Expense                                         8,921        9,514      (6.2)%
Goodwill Amortization                                         798          828      (3.6)%
                                                       ----------   ----------   ------------
Income Before Income Taxes                                  5,547        4,707      17.8 %
Income Taxes                                                2,056        1,752      17.4 %
                                                       ----------   ----------   ------------
Net Income                                             $    3,491   $    2,955      18.1 %
                                                       ==========   ==========   ============


              BALANCE SHEET                             March 31,   December 31,
              -------------                               2001         2000       % Change
                                                       ----------   ----------   ------------
ASSETS
Cash and Due From Banks                                $   29,729   $   32,000      (7.1)%
Interest-Bearing Deposits in Banks                         77,700        2,541   2,957.9 %
Investment Securities Available for Sale                  190,923      268,223     (28.8)%
Investment Securities Held to Maturity                     82,210       76,322       7.7 %
Federal Home Loan Bank Stock                                8,108        7,997       1.4 %
Loans Held For Sale                                         6,696        3,347     100.1 %
Loans Receivable, Net                                     927,390      930,286      (0.3)%
Accrued Interest Receivable                                 7,026        9,142     (23.1)%
Premises and Equipment                                     20,960       21,465      (2.4)%
Goodwill and Acquisition Intangibles                       37,997       38,796      (2.1)%
Other Assets                                                3,967        6,043     (34.4)%
                                                       ----------   ----------   ------------
          Total Assets                                 $1,392,706   $1,396,162      (0.2)%
                                                       ==========   ==========   ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-Bearing Deposits                           $  138,887   $  129,468       7.3 %
Interest-Bearing Deposits                               1,057,374    1,013,719       4.3 %
Short-Term Borrowings                                       2,000       54,000     (96.3)%
Repurchase Agreements                                       3,797           --       0.0 %
Accrued Interest Payable                                    3,507        5,480     (36.0)%
Long-Term Debt                                             47,165       60,843     (22.5)%
Other Liabilities                                           7,297        5,610      30.1 %
                                                       ----------   ----------   ------------
          Total Liabilities                             1,260,027    1,269,120      (0.7)%
Total Shareholders' Equity                                132,679      127,042       4.4 %
                                                       ----------   ----------   ------------
          Total Liabilities and Shareholders' Equity   $1,392,706   $1,396,162      (0.2)%
                                                       ==========   ==========   ============

                    IBERIABANK CORPORATION
                       LOANS RECEIVABLE
                    (Dollars in thousands)

                                                        March 31,          % of        December 31,      % of            %
                                                          2001             Total           2000          Total         Change
                                                     ---------------    ------------   ------------   ------------   -----------
Residential Mortgage Loans:
        Residential 1-4 family                           $ 270,622           28.9%       $ 279,193          29.7%         -3.1%
        Construction                                         5,118            0.5%           7,482           0.8%        -31.6%
                                                     --------------    ------------    ------------   ------------   -----------
             Total Mortgage Loans                          275,740           29.4%         286,675          30.5%         -3.8%
Commercial Loans:
        Business                                            81,289            8.7%          78,986           8.4%          2.9%
        Real Estate                                        199,283           21.3%         196,479          20.9%          1.4%
                                                     --------------    ------------    ------------   ------------   -----------
             Total Commercial Loans                        280,572           29.9%         275,465          29.3%          1.9%
Consumer Loans:
        Home Equity                                        108,339           11.6%         108,070          11.5%          0.2%
        Automobile                                          25,446            2.7%          25,297           2.7%          0.6%
        Indirect Automobile                                209,260           22.3%         205,143          21.8%          2.0%
        Credit Card loans                                    9,191            1.0%           9,559           1.0%         -3.8%
        Other                                               29,174            3.1%          30,316           3.2%         -3.8%
                                                     --------------    ------------    ------------   ------------   -----------
             Total Consumer Loans                          381,410           40.7%         378,385          40.2%          0.8%
                                                     --------------    ------------    ------------   ------------   -----------
             Total Loans Receivable                        937,722          100.0%         940,525         100.0%         -0.3%
                                                                       ============                   ============   ===========
Allowance for Loan Losses                                  (10,332)                        (10,239)
                                                     --------------                    ------------
        Loans Receivable, Net                            $ 927,390                       $ 930,286
                                                     ==============                    ============

                          ASSET QUALITY DATA
                        (Dollars in thousands)
Total Nonperforming Assets (*)                             $ 8,991                         $ 7,962
Nonperforming Assets to Total Assets                          0.65%                           0.57%
Allowance For Loan Losses to Nonperforming Loans             118.1%                          135.8%

(*) Nonperforming Assets consist of nonaccruing loans, accruing loans more than 90 days past due and foreclosed property.

                                    DEPOSITS
                             (Dollars in thousands)

                                  March 31,          % of            December 31,        % of            %
                                    2001             Total               2000            Total         Change
                              ----------------    ------------    -----------------   ------------   -----------

Noninterest Bearing DDA             $ 138,887           11.6%            $ 129,468          11.3%          7.3%
NOW Accounts                          193,099           16.1%              182,668          16.0%          5.7%
Money Market Deposits                  79,651            6.7%               75,204           6.6%          5.9%
                              ----------------    ------------    -----------------   ------------   -----------
     Total Demand Deposits            411,637           34.4%              387,340          33.9%          6.3%
Savings Deposits                      202,317           16.9%              186,782          16.3%          8.3%
Certificates of Deposit               582,307           48.7%              569,065          49.8%          2.3%
                              ----------------    ------------    -----------------   ------------   -----------
         Total Deposits           $ 1,196,261          100.0%          $ 1,143,187         100.0%          4.6%
                              ================    ============    =================   ============   ===========